Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omeros Corporation 2008 Equity Incentive Plan of our reports dated March 15, 2011, with respect to the consolidated financial statements of Omeros Corporation, and the effectiveness of internal control over financial reporting of Omeros Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Seattle, Washington

March 15, 2011